Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN

AND SECURITY AGREEMENT

This Fourth Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made this 6th day of March, 2015 by and among EVINE LIVE INC., a Minnesota corporation (“Evine”); VALUEVISION INTERACTIVE, INC., a Minnesota corporation; VVI FULFILLMENT CENTER, INC., a Minnesota corporation; VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation; VALUEVISION RETAIL, INC., a Delaware corporation, and NORWELL TELEVISION, LLC, a Delaware limited liability company (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On February 9, 2012, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit, Term Loan and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. The Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Amendment. Upon the Effective Date, the Loan Agreement shall be amended as follows:

(a) Section 1.2 of the Loan Agreement shall be amended by adding the following defined terms in their correct alphabetical order:

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

(b) Section 1.2 of the Loan Agreement shall be amended by deleting the following definitions in their entirety and replacing them as follows:

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) without duplication and to the extent such amounts reduced net income of the Borrowers on a Consolidated Basis for such period (a) depreciation expenses for such period, plus (b) amortization expenses for such period, plus (c) noncash equity based compensation expenses incurred by Borrowers for such period, plus (d) expenses actually incurred related to shareholder response costs, fees, charges and legal expenses incurred and paid for by Borrowers during the fiscal year ended on or about January 31, 2015 not to exceed $3,517,000 and the related management changes expenses incurred and paid during such period, not to exceed $5,520,000, in the aggregate not to exceed $9,037,000 plus (e) non-cash losses incurred by Borrowers during such period in connection with the sale of Norwell’s premises located at 2 Bert Drive, #4, West Bridgewater, Massachusetts and the MA Personal Property plus (f) non-cash impairment charges and non-cash write-downs for such period.

“Maximum Loan Amount” shall mean $90,000,000, as such amount may be increased (to an amount not to exceed $105,000,000) from time to time in accordance with Section 2.24 hereof.

“Maximum Revolving Advance Amount” shall mean $75,000,000, as such amount may be increased (to an amount not to exceed $90,000,000) from time to time in accordance with Section 2.24 hereof.

(c) Section 1.2 of the Loan Agreement shall be amended by deleting the definition of “Commitment Percentage” in its entirety and replacing it as follows (each reference to the defined term “Commitment Percentage” throughout the Loan Agreement shall be replaced with “Revolving Commitment Percentage”):

“Revolving Commitment Percentage” shall mean (i) of any Lender, other than a New Lender, the Revolving Commitment Percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or (d) hereof and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

(d) Section 2.1(a) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

2.1 Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit and (y) an amount equal to the sum of:

(i) up to 68%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Consumer Receivables, plus

(ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory and Eligible T-Mobile Inventory, and (B) 85% of the appraised net orderly liquidation value of Eligible Inventory and Eligible T-Mobile Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion, as more particularly described in the Borrowing Base Certificate) (as applicable, the “Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv) such reserves, including the T-Mobile Reserve and a dilution reserve only to the extent that the Borrowers’ average dilution (the Borrower’s rolling 12-month average return rate) exceeds 22.0%, as Agent may reasonably deem proper and necessary in its Permitted Discretion from time to time (it being understood that no dilution reserve shall be imposed if Borrower’s average dilution does not exceed 22.0%).

The amount derived from the sum of (x) Sections 2. 1 (a)(y)(i) and (ii) minus (y) Sections 2.1(a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(e) Section 2.21(b) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(b) Borrowers shall prepay the outstanding amount of the Advances under the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow (with any such payment not to exceed $2,000,000) for each fiscal year commencing with the fiscal year ending January 31, 2016, payable within thirty days after delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred and fifty (150) days after the end of each such fiscal year, which amount shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.21(b), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

(f) A new Section 2.24 shall be added to the Loan Agreement as follows:

2.24 Increase in Maximum Revolving Advance Amount.

(a) The Borrowers may, at any time during the Term, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, subject to the following terms and conditions:

(i) No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii) Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrower;

(iii) There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv) After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $90,000,000.

(v) Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than two (2) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $5,000,000;

(vi) The Borrowers shall deliver to the Agent on or before the effective date of such increase the following documents in form and substance satisfactory to the Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Loan Party herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to the Agent which shall cover such matters related to such increase as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(vii) The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(viii) Any New Lender shall be subject to the reasonable approval of the Agent and Issuer;

(ix) Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to the Agent, signed by it and each Borrower and delivered to the Agent at least five (5) days before the effective date of such increase; and

(x) Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such lender joinder.

(b) On the effective date of such increase, (i) to effectuate the closing, the Borrowers shall be deemed to repay all Revolving Advances then outstanding, subject to the Borrowers’ obligations under Section 3.7; provided that subject to the other conditions of this Agreement, Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of the Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender holding a

Revolving Commitment shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c) On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d) On the effective date of such increase, Borrowers shall pay all cost and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or the Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

(g) Section 4.15(h) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other

“blocked account” (such accounts, together with the Private Bank Account, defined below, the “Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing that upon the delivery of a notice (the “Trigger Notice”) from Agent to such Blocked Account Bank (which Trigger Notice may be delivered at any time (x) on or after the date that Borrowers’ Undrawn Availability shall be less than $16,000,000 or (y) after the occurrence and during the continuance of a Default or Event of Default), such Blocked Account Bank shall transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent upon the delivery of the Trigger Notice, and Borrowing Agent shall use its commercially reasonable efforts to obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. At all times following the delivery of a Trigger Notice all funds on deposit in the Blocked Accounts and/or Depository Accounts shall be applied to reduce the outstanding Obligations in the order determined by Agent. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Notwithstanding anything to the contrary above, Borrowers may maintain a deposit account at The PrivateBank and Trust Company (“Private Bank Account”) so long as (i) the account is subject to a springing deposit account control agreement in favor of Agent and which can be effected by delivery of a Trigger Notice, (ii) the account does not hold more than the lesser of 20% of available unrestricted cash of Borrowers or $4,000,000, (iii) the account may not be used to make disbursements, and (iv) Agent shall be notified of any deposits or withdraws from the account. All deposit accounts and investment accounts of each Borrower and its Subsidiaries are set forth on Schedule 4.15(h).

(h) Section 6.5(d) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(d) Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in the aggregate amount for all Borrowers in excess of the amount corresponding to such fiscal year as shown below:

Fiscal year ending on or about January 31, 2015	$40,000,000

Fiscal year ending on or about January 31, 2016	$22,500,000

Fiscal year ending on or about January 31, 2017	$25,000,000

Fiscal year ending on or about January 31, 2018	$27,500,000

; provided that (1) if any portion of the construction of the Bowling Green, Kentucky building is not completed within the fiscal year ended January 31, 2015, such amounts may be carried over to the fiscal year ending January 31, 2016 and such amounts will be excluded from the Capital Expenditures calculation for such fiscal year and (2) any equity funds raised by Borrowers and used towards Capital Expenditures shall be excluded from the Capital Expenditures calculation for any fiscal year.

(i) Section 16.2(b)(i) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(i) except in connection with any increase pursuant to Section 2.24 hereof, increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Revolving Advance Amount;

2. Representations and Warranties. Each of the Borrowers hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to any updated schedules all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers and Guarantor to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent, each in form and substance satisfactory to Agent (the “Effective Date”):

(a) Agent’s receipt of this Amendment fully executed by the Borrowers;

(b) Agent’s receipt of a fully executed Third Amended and Restated Revolving Credit Note in favor of PNC and a fully executed Revolving Credit Note in favor of The PrivateBank and Trust Company;

(c) Agent’s receipt of a fully executed Amended and Restated Term Loan Note in favor of PNC and a fully executed Term Loan Note in favor of The PrivateBank and Trust Company;

(d) Agent’s receipt of a fully executed Third Amended and Restated Fee Letter;

(e) Agent’s receipt of a fully executed Commitment Transfer Supplement;

(f) Agent shall have received a secretary and incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, a certificate of no change to the organizational documents of each Borrower, and authorizing resolutions of each Borrower authorizing the execution of this Amendment and the Note and the transactions contemplated herein;

(g) Agent shall have received Uniform Commercial Code, judgment and state and federal tax lien searches against Borrowers showing no Liens on any of the Collateral, other than Permitted Encumbrances; and

(h) Agent’s receipt of such other documents as Agent or counsel to Agent may reasonably request.

4. Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on March 2, 2015, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $56,716,969, of which $45,000,000 is due on account of Revolving Advances, $11,716,969 is due on account Term Loan Advances and $0 is the undrawn amount outstanding under Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents that are required to be reimbursed pursuant to the terms of the Loan Agreement and that have not previously been so reimbursed.

8. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

EXISTING BORROWERS:	EVINE LIVE, INC.

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	EVP & CFO

VALUEVISION INTERACTIVE, INC.

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	CFO

VVI FULFILLMENT CENTER, INC.

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	CFO

VALUEVISION MEDIA ACQUISITIONS, INC.

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	CFO

VALUEVISION RETAIL, INC.

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	CFO

NORWELL TELEVISION, LLC

	By:	/s/ William McGrath
	Name:	William McGrath
	Title:	CFO

[SIGNATURE PAGE TO FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]

AGENT:	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

	By:	/s/ Sherry Winick
Sherry Winick, Vice President

Address: 200 South Wacker Drive, Suite 600 Chicago, Illinois 60606

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

	By:	/s/ Sherry Winick
Sherry Winick, Vice President

Revolving Commitment Percentage: 77.71%
Term Loan Commitment Percentage: 77.71%

THE PRIVATEBANK AND TRUST COMPANY, as Lender

	By:	/s/ Susan Lanz
	Name:	Susan Lanz
	Title:	Managing Director

Revolving Commitment Percentage: 22.29%
Term Loan Commitment Percentage: 22.29%

[SIGNATURE PAGE TO FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT]